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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-28239, 333-90399, 333-31344, 333-33770, 333-42770, 333-75168,
and 333-82654) and Form S-4 (Nos. 333-33912, 333-42778, and 333-75882) and in
the related Prospectuses and in Form S-8 (Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-84381, 333-84373, 333-84377, 333-93397,
333-93249, 333-35896, 333-38472, 333-71396, 333-71398, 333-81234, 333-82598 and
333-102543) of Millennium Pharmaceuticals, Inc. of our report dated January 17, 2003, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                 /s/ Ernst & Young LLP


Boston, Massachusetts
March 3, 2003